Exhibit 10.1

                                     FORM OF
                                ESCROW AGREEMENT

      THIS AGREEMENT (this "Agreement") is entered into as of this __________ day of __________, by and between Sandalwood Lodging Investment Corporation (the "Company") and U.S. Bank National Association ("Escrow Agent"), a national banking association.

                                    RECITALS

      A. The Company is conducting a public offering of shares of common stock (the "Shares") at a price of $20.00 per Share, with a minimum investment of $10,000 for individuals or $3,000 for IRA's, under applicable state and Federal securities laws and regulations (the "Offering").

      B. The Company wishes to assure those who subscribe for Shares (the "Subscribers") that the Subscribers' monies will be released to the Company only if and when not less than $50,000,000 (the "Threshold Amount") in subscriptions are accepted by the Company from the sale of Shares and upon the direction of the Company.

      C. The Company desires to provide for the safekeeping of the proceeds of the Offering until such time as subscriptions for Shares totaling the Threshold Amount (or such greater amount as the Company may direct in writing) have been received and upon the direction of the Company, or until such time as Escrow Agent is required to pay and return such proceeds to the Subscribers upon the terms hereinafter provided.

AGREEMENT

      1. Deposit and Disbursement.

            a. Escrow Agent hereby agrees to receive and disburse the proceeds from the Offering of the Shares and any interest earned thereon in accordance with the terms of this Agreement.

            b. Subscribers shall from time to time cause to be wired or deposited with Escrow Agent certain funds representing the purchase price of their subscribedShares to be placed in a special interest-bearing escrow account at Escrow Agent designated as the Sandalwood Lodging Investment Corporation Escrow Account (the "Escrow Account") until the Threshold Amount (or such greater amount as the Company may direct in writing) has been deposited in said account. All funds are to be deposited in the Escrow Account within one (1) business day after receipt by Escrow Agent.


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            c. Subscribers shall cause to be delivered to Escrow Agent with each such deposit a form bearing the name, address, and tax identification number of such Subscriber Escrow Agent shall keep a current list of the persons who have subscribed for the Shares and deposited money, showing name, date, address and amount of each subscription. All funds so deposited shall remain the property of the Subscribers, subject to the provisions of Paragraph 5 hereof. Escrow Agent shall promptly forward to the Company any subscription agreements which it may receive directly from Subscribers.

            d. If the Company rejects any subscriptions for which Escrow Agent has already collected funds, Escrow Agent shall promptly issue a refund check to the rejected Subscriber in the amount of the original deposit collected from such Subscriber, plus interest thereon (if any). If the Company rejects any subscription for which Escrow Agent has not yet collected funds but has submitted the Subscriber's check for collection, Escrow Agent shall promptly issue a check in the amount of the rejected Subscriber's check or Escrow Agent shall promptly remit the Subscriber's check directly to the Subscriber.

            e. In the event that the Threshold Amount is not deposited with Escrow Agent on or before June 30, 2004, as set forth in the Company's prospectus, dated ________ , 2002 (the "Prospectus") (unless that date is extended in accordance therewith), a copy of which has been attached as Exhibit A hereto, Escrow Agent shall promptly return the funds which have been deposited in the Escrow Account to the Subscribers, in the amount and to the addresses as shown on its records, with interest earned. If the Offering is terminated due to the failure to fulfill the Threshold amount by June 30, 2004, Escrow Agent will inform the Company of the total amount of interest earned on funds deposited with Escrow Agent, calculate the amount of interest earned by each Subscriber and inform the Company how much of the total interest accrued will be distributed to each Subscriber. For purposes of reporting to tax authorities, Escrow Agent will report all interest earned by the escrow as paid upon distribution. As needed, the Company will provide the Escrow Agentwritten instructions with respect to the distribution of such amounts, subject to the terms of this Agreement.

            f. Upon receipt of (i) the Threshold Amount (or such greater amount as the Company may direct in writing) and (ii) written confirmation from the Company that funds may be released from escrow, Escrow Agent shall release the escrow funds to the Company. Interest income shall be distributed to the Subscribers by the Escrow Agent as calculated on a pro-rata basis. At the Company's option, it may continue to deposit proceeds from the sale of additional Shares (after receipt and/or distribution of the Threshold Amount or any greater amount as directed in writing by the Company) and to direct the disbursement from time to time of funds so deposited after subscriptions for the Threshold Amount have been received.


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      2. Responsibilities and Obligations of Escrow Agent.

            a. Escrow Agent assumes no responsibilities, obligations, or liabilities except those expressly provided for elsewhere in this Agreement and as follows:

                  (1) Escrow Agent shall have no responsibility, obligation or liability to any person with respect to any action taken, suffered or omitted to be taken by it in good faith under this Agreement and shall in no event be liable hereunder except for its gross negligence or willful misconduct.

                  (2) Notwithstanding anything herein to the contrary, no reference in this Agreement to any other agreement shall be construed or deemed to enlarge the responsibilities, obligations, or liabilities of Escrow Agent set forth in this Agreement.

            b. Escrow Agent shall be protected in relying upon the truth of any statement contained in any requisition, notice, request, certificate, approval, consent or other proper paper, and in acting on any such document, which on its face and without inquiry as to any other facts, appears to be genuine and to be signed by the proper party or parties, and is entitled to believe all signatures are genuine and that any person signing any such paper who claims to be duly authorized is in fact so authorized.

            c. Escrow Agent shall be entitled to act on any instruction given to it in writing and signed by an authorized signatory of the Company and shall be fully protected in doing so.

            d. Escrow Agent shall be entitled to act in accordance with any court order or other final determination by any governmental authority with jurisdiction of any matter arising hereunder.

            e. Escrow Agent shall have no responsibility for, and makes no representation as to the value, validity or genuineness of any article, asset or document deposited with Escrow Agent in the Escrow Account under this Agreement, provided that it will give notice to the Company of any check for money not credited and the reason stated therefore and of any discrepancy with respect to the value, validity or genuineness of any article, asset or document so deposited if and when it has actual knowledge thereof.

            f. Escrow Agent shall have no responsibility to make payments out of the Escrow Account for any amount in excess of the amount of collected funds deposited in the Escrow Account, together with any interest earnings thereon, at the time any payment is to be made.


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            g. If any controversy arises between the parties hereto or with any third person relating to the Escrow Account, Escrow Agent shall not be required to resolve the same or to take any action to do so but may at its discretion, institute such interpleader or other proceedings as it deems proper. As to any third-party dispute relating to the Escrow Agreement, Escrow Agent shall notify the Company of the existence and facts of such dispute. Escrow Agent may rely on any joint written instructions as to the disposition of funds, assets, documents or other assets held in escrow hereunder.

            h. Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any of its rights hereunder either directly or by or through its agents or attorneys. Nothing in this Agreement shall be deemed to impose upon Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction. Escrow Agent shall not be responsible for and shall not be under a duty to examine or pass upon the validity, binding effect, execution or sufficiency of the Prospectus or of any amendment or supplement to the Prospectus or the subscription documents or of any other agreement.

      3. Investment of Escrow Funds.

            The Escrow Agent shall invest all deposited funds in an interest bearing U.S. Bank Money Market Savings Account. Owner acknowledges that the U.S. Bank money market accounts are U.S. Bank Trust National Association deposit accounts designed to meet the needs of global escrow and other corporate trust customers of U.S. Bank Trust National Association. The accounts pay competitive variable interest rates, which are determined based upon the customer's aggregated balance. Each customer's deposit is insured up to $100,000 per participant by the Federal Deposit Insurance Corporation. Interest rates currently offered on the accounts are determined at U.S. Bank's direction and may change daily. U.S. Bank Trust National Association uses the daily balance method to calculate interest on these accounts. This method applies a daily periodic rate to the principal in the accounts each day of the month and dividing that figure by the number of days in the period. Interest on customer deposits begins to accrue on the business day funds are credited to the U.S. Bank deposit account. Interest is compounded on a monthly basis. The owner of the accounts is U.S. Bank Trust National Association as agent for its customers. All account deposits and withdrawals are performed by U.S. Bank Trust National Association. Any and all interest earned on the Proceeds after the deposit shall be added to the Proceeds and shall become a part thereof. Interest earned on the Escrow Account will be the property of the Subscribers, pro-rata, as provided in
Section 1(e) above. All entities entitled to receive interest from the escrow account will provide Escrow Agent with a W-9 or W-8 IRS tax form prior to the disbursement of interest. A statement of citizenship will be provided if requested by Escrow Agent. Escrow Agent shall have no responsibility for preparing or filing any Federal or State tax returns in connection therewith.

      4. Compensation of Escrow Agent.

            Escrow Agent shall be paid for services hereunder in accordance with the fee schedule attached hereto as Exhibit B. Payment of all fees shall be the responsibility of the Company..

            In the event that Escrow Agent is made a party to litigation with respect to the property held hereunder, or brings an action in interpleader or in the event that the conditions of this escrow are not promptly fulfilled, or Escrow Agent is required to render any service not provided for in this Agreement and fee schedule, or there is any assignment of the interest of this


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escrow or any modification hereof, Escrow Agent shall be entitled to reasonable compensation for such extraordinary services and reimbursement for all fees, costs, liability and expenses, including reasonable attorneys' fees.

      5. Indemnification of Escrow Agent.

            The Company hereby agrees to indemnify and hold harmless Escrow Agent against any and all claims, losses, and damages it may suffer in connection with its carrying out the terms of this Agreement, including, without limitation, Escrow Agent's unpaid fees and reimbursable expenses, but excluding any loss Escrow Agent may sustain as a result of its gross negligence or willful misconduct. Escrow Agent shall have a lien or right of setoff on all funds, monies or other assets held hereunder to pay all of its fees and reimbursable expenses permitted under this Agreement. The obligations of the Company under this Section 5 shall survive termination of this Agreement for any reason or resignation or removal of Escrow Agent.

      6. Termination and Resignation.

            a. This Agreement shall terminate when (i) Escrow Agent or its successor or assign receives written notification of termination from the Company; including final disposition instructions signed by the Company, and
(ii) there occurs the actual final disposition of the monies held in escrow hereunder as provided in this Agreement. The rights and obligations of Escrow Agent shall survive the termination of this Agreement.

            b. Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company not fewer than sixty (60) days prior written notice thereof. Upon resignation during the first six months of this Agreement, the Escrow Agent shall be required to return any initial or set-up fees paid by the Company. As soon as practicable after its resignation, Escrow Agent shall turn over to a successor escrow agent appointed by the Company all monies held hereunder upon presentation of the document from the Company appointing a successor escrow agent and its acceptance of appointment. If no such designation of a successor Escrow Agent is made by the Company within 45 days of Company's receipt of Escrow Agent's notice of resignation, Escrow Agent may designate its own successor by written notice to the Company, so long as any such successor is a bank or trust company and Escrow Agent receives written consent to such proposed successor escrow agent within 60 days of Escrow Agent's original notice of resignation. Upon the designation of a successor escrow agent and the delivery to the resigning Escrow Agent of the document appointing such successor escrow agent and its acceptance of appointment, the resigning Escrow Agent shall be released from any and all liabilities arising thereafter except as provided in Sections 2(a)(1) and 5 of this Agreement.

                  If no successor escrow agent is appointed, or consented to, by the Company within the sixty (60) day period following such notice of resignation, Escrow Agent reserves the right to forward the matter and all monies and other property held by Escrow Agent pursuant to this Agreement to a court of competent jurisdiction at the expense of the Company.

            c. The Company may discharge Escrow Agent without cause and appoint a successor escrow agent hereunder at any time by giving Escrow Agent no fewer than sixty (60) days prior written notice thereof. As soon as practicable after its discharge, Escrow Agent shall turn over to the successor escrow agent appointed by the Company all monies held hereunder upon presentation of the document from the Company appointing such successor escrow agent


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and its acceptance of appointment. Upon the designation of a successor escrow agent, the delivery to a discharged Escrow Agent with its obligations pursuant to the immediately preceding sentence, the discharged Escrow Agent shall be released from any and all liabilities arising thereafter except as provided in Sections 2(a)(1) and 5 of this Agreement.

      7. Notices.

            All notices provided for herein shall be in writing, shall be delivered by hand or by registered or certified mail, shall be deemed given when actually received, and shall be addressed to the parties hereto at their respective addresses, which may be changed by any party from time to time by written notice to all other parties hereto as follows:

            a.    If to the Company:
                  Sandalwood Lodging Investment Corporation
                  11790 Glen Road
                  Potomac, MD 20854
                  Attn: Douglas H.S. Greene
                  (301) 299-8715 (phone)
                  (301) 765-0309 (fax)

                  With fax copy to:
                  Christopher G. Townsend, Esq.
                  (703) 744-8080 (phone)
                  (703) 744-8001 (fax)

            b.    If to the Escrow Agent:

                  U.S. Bank Corporate Trust Services
                  180 East Fifth Street
                  St. Paul, MN  55101
                  Attn:  Chris Smith (EP-MN-T3DM)
                  (651) 244-8542   (phone)
                  (651) 244-8555 (fax)

                  With Fax Copy to:
                  Dawnita Ehl
                  (206)344-4685 (phone)
                  (206)344-4630 (fax)

      8. Disclosure.

            The parties hereby agree not to use the name of U.S. Bank National Association to imply an association with the Offering other than that of a legal escrow agent.

      9. Brokerage Confirmation.

            The parties acknowledge that to the extent regulations of any applicable regulatory entity grant a right to receive brokerage confirmations of security transactions of the escrow, the parties waive receipt of such confirmations to the extent permitted by law. Escrow Agent shall furnish a statement of security transactions on its regular daily reports to the


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Company, which should be made available either via US Bank's Internet website or via e-mail to the Company .

      10. Parties Bound.

            This Agreement shall extend to and be binding upon the respective successors, representatives, and assigns of the Company and Escrow Agent.

      11. Entire Agreement.

            This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and cannot be modified, amended, supplemented, or changed, nor can any provisions hereof be waived, except by written instrument executed by the parties hereto.

      12. Assignment.

            Neither party may assign its rights or obligations under this Agreement without the written consent of the other party hereto.

      13. Applicable Law.

            The Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland.

      14. Severability.

            If at any time subsequent to the date hereof, any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force or effect, and shall be limited or expanded in scope so as to carry out the intent of the parties as expressed herein to the greatest extent possible. The illegality or unenforceability of any such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

      15. Counterparts.

            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



SANDALWOOD LODGING INVESTMENT CORPORATION


By: ________________________________________

Title: _______________________________________



U.S. BANK NATIONAL ASSOCIATION


Authorized Agent: _______________________________

Title:  _______________________________


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